Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

White River Energy Corp
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (2)	Other (2)	51,987,832	$0.02	(2)	$1,039,756.64	$110.20 per $1,000,000	$114.58
Fees Previously Paid									$-
Carry Forward Securities
Total Offering Amounts							$1,039,756.64		$114.58
Total Fees Previously Paid									-
Total Fee Offsets									-
Net Fee Due									$114.58

(1)

Consists of Spin-Off Shares issuable to and distributable by Ecoark Holdings, Inc. Capitalized terms used herein have the meanings set forth in Prospectus which forms of the Registration Statement with which this Filing Fees Table is filed as Exhibit 107. Represents the maximum number of shares of common stock offered by the Selling Stockholders named in the Registration Statement. Also includes such indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, including, but not limited to, as a result of the anti-dilution provisions contained in the securities.

(2)

Pursuant to Rule 457(f)(1) under the Securities Act of 1933, and solely for the propose of calculating the registration fee, the fee for the Spin-Off is based on the estimated market value of the Spin-Off Shares as specified under Rule 457(c), which reflects the average of the high and low sale prices of the shares of common stock as of March 6, 2023, as reported on the OTCQB.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources

Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Maximum Aggregate
		Amount of Securities	Offering Price of Securities	Form	File	Initial Effective
Security Type	Security Class Title	Previously Registered	Previously Registered	Type	Number	Date